UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2025

Commission File Number: 000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	20-3464383
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5214 S. 136th Street, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	FTLF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into Material Definitive Agreement.

Entry into Credit Agreement

On August 8, 2025 (the “Closing Date”), FitLife Brands, Inc. (the “Company”) entered into a Loan, Security and Guarantee Agreement (the “Credit Agreement”) with First-Citizens Bank & Trust Company (the “Bank”). Pursuant to the Credit Agreement, the Bank provided the Company with a five-year term loan in the amount of $40.625 million (“Term Loan”) and a three-year revolving line of credit of up to $10.0 million (the “Credit Line”, and collectively with the Term Loan, the “Loan”). The Company used (i) $29,750,000 from the Term Loan to complete the purchase of substantially all of the assets of Irwin Naturals, a Nevada corporation (“Irwin”), and its related affiliates, pursuant to an Asset Purchase and Sale Agreement by and between the Company and Irwin (the “APA”) (the “Asset Acquisition”), as disclosed in Item 2.01 below; and (ii) $10,875,000 to pay off, retire and replace all existing debt of the Company as of the Closing Date.

Pursuant to the Credit Agreement: (A) (i) the Term Loan accrues interest at a per annum rate equal to 2.50% to 3.00%, based on leverage, above a forward-looking term rate, based on the secured overnight financing rate published by the Federal Reserve Bank of New York for the applicable selected interest period of one, three or six months (“Term SOFR Rate”; the Term SOFR Rate together with the aforementioned margin, the “Applicable Rate”), as in effect two banking days, subject to certain limitations, prior to (a) the Closing Date, in the case of the initial Term SOFR Rate, and, (b) thereafter, the applicable first day of each subsequent interest period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; and (ii) the Company shall make payments of accrued interest on the Term Loan at the end of each interest period and shall make payments on March 31, June 30, September 30 and December 31, of each calendar year, commencing on December 31, 2025, of principal on the Term Loan in amounts equal to 3.75% of the then-outstanding principal balance of the Term Loan for the first eight such payment dates and 5.00% thereafter, in each case plus accrued interest, with all remaining principal and accrued interest on the Term Loan being due and payable in full on August 8, 2030; and (B) (i) outstanding advances under the Credit Line (“Advances”) will accrue interest at the Applicable Rate, and (ii) the Company shall make payments of accrued interest on such Advances at the end of each interest period and on the repayment of any Advance with all remaining principal and accrued interest on the Advances being due and payable in full on August 8, 2028. The Company may prepay amounts borrowed under the Term Loan, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, by written notice to Bank at least 10 business days prior to the proposed prepayment.

The Credit Agreement contains customary events of default (each an “Event of Default”), which upon the occurrence of an Event of Default, among other things, interest will accrue at the Applicable Rate plus 2% per annum, and the Bank may declare all Obligations (as defined in the Credit Agreement) immediately due and payable. The Credit Agreement further contains: (X) customary representations and warranties of the Company; (Y) customary indemnification provisions whereby the Company will indemnify Bank for certain losses arising out of inaccuracies in, or breaches of, the representations, warranties and covenants of the Company, and certain other matters; and (Z) customary affirmative and negative covenants, including, without limitation, financial covenants: (i) to maintain a Senior Funded Debt to EBITDA Ratio (as defined in the Credit Agreement) of not more than 2.75 to 1.00 as tested quarterly on a trailing twelve-month basis, starting with the fiscal quarter ending December 31, 2025 and ending with the fiscal quarter ended June 30, 2026 and a Senior Funded Debt to EBITDA Ratio (as defined in the Credit Agreement) of not more than 2.50 to 1.00 as tested quarterly on a trailing twelve-month basis, starting with the fiscal quarter ending September 30, 2026; and (ii) to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of at least 1.25 to 1.00 as tested on the last day of each fiscal quarter, commencing with the quarter ending December 31, 2025.

To secure satisfaction of the Obligations, pursuant to the Credit Agreement, (i) NDS Nutrition Products, Inc., iSatori, Inc., MP Acquisition Corp., and IN Acquisition Corp. (“IN”, and, collectively, the “Subsidiaries”) guaranteed the satisfaction of the Obligations by the Company in favor of the Bank and (ii) each of the Subsidiaries and the Company granted a security interest in substantially all of their respective assets in favor of the Bank

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of each of the Credit Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated by reference herein. The Credit Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, and such representations, warrants, and covenants were made to each other as of the date of the Credit Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Credit Agreement. The Credit Agreement is incorporated herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Credit Agreement. In particular, the representations, warranties, covenants and agreements contained in the Credit Agreement, which were made only for purposes of the Credit Agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the Securities and Exchange Commission (“SEC”). Investors and security holders are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Credit Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Credit Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 10, 2025, the Company entered into the APA by and between the Company and Irwin pursuant to which IN, a wholly owned subsidiary of the Company, agreed to acquire substantially all of Irwin and its related affiliates’ assets for a purchase price of $42.5 million (the “Purchase Price”). The APA became effective on July 31, 2025, the date the U.S. Bankruptcy Court for the Central District of California (“Bankruptcy Court”) entered an order approving the Asset Acquisition. The Asset Acquisition was consummated on August 8, 2025, in accordance with the terms of the APA and the Final Order (as defined in the APA) of the Bankruptcy Court.

On the Closing Date, the Company paid $37.5 million in cash (the “Closing Date Payment”), for an aggregate total consideration of $42.5 million after taking into account the Company’s previously paid deposit of $5.0 million. The Company funded $29.75 million of the Closing Date Payment with the proceeds of the Term Loan, $6.0 million of the Closing Date Payment with proceeds of the Credit Line, and the remainder of the Closing Date Payment from the Company’s cash balances.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, a copy of which was filed as Exhibit 10.1 to a Current Report on Form 8-K filed by the Company on August 5, 2025.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 8.01 Other Events.

On August 11, 2025, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

As permitted by Item 9.01(a)(3) of Form 8-K, the financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

As permitted by Item 9.01(a)(3) of Form 8-K, the pro forma financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report on Form 8-K is required to be filed.

Exhibit Number	Description
10.1	Loan, Security and Guarantee Agreement, dated August 8, 2025, by and between FitLife Brands, Inc. and First Citizens Bank & Trust Company
99.1	Press Release dated August 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

August 11, 2025	By:	/s/ Dayton Judd
Dayton Judd
Chief Executive Officer